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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 13, 1997, included and incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Servico, Inc. for the registration of 10 million shares of its common stock.

                                          Ernst & Young LLP

West Palm Beach, Florida

June 5, 1997


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